UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2006

HILL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50781	20-0953973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ		08053
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:        (856) 810-6200

Arpeggio Acquisition Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2006, Hill International SA, a wholly-owned subsidiary of Hill International, Inc. (the “Registrant”) entered into material definitive agreements not made in the ordinary course of business with the directors and certain affiliates of James R. Knowles (Holdings) PLC (“Knowles”) to acquire approximately 69.4% of the outstanding shares of Knowles for a price of 33 pence (approximately $0.61) per share in cash. Knowles is a construction and engineering industry claims consulting and dispute resolution company with 36 offices worldwide, headquartered in Daresbury, United Kingdom. At the same time, the boards of directors of both the Registrant and Knowles approved the terms of a cash offer by Hill International SA for all of the issued shares of Knowles at a price of 33 pence (approximately $0.61) per share. This offer values Knowles at approximately $13.0 million.

In addition, on July 20, 2006, Hill International SA entered into agreements with other shareholders of Knowles to acquire approximately 10.6% of the outstanding shares of Knowles for a price of 33 pence (approximately $0.61) per share in cash, subject to the contingency that such agreements will cease to be binding if those Knowles shareholders receive a competing offer for their Knowles shares at a price that is greater than 36.3 pence (approximately $0.67) per share.

The agreements are subject to a number of conditions to closing typical for agreements of this kind, including, without limitation, that Hill International SA receive no less than 80% of the outstanding shares of Knowles, or such lower percentage as Hill may determine while the offer is outstanding.

Copies of the agreements between Hill International SA, the Registrant and Knowles are attached as exhibits to this Current Report. On July 21, 2006, the Registrant issued a press release announcing the cash offer by Hill International, SA for the shares of Knowles and the execution of the aforementioned agreements between the Registrant, Hill International SA and certain of the shareholders of Knowles. A copy of the press release is attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Irrevocable Undertaking, dated July 20, 2006, to Hill International SA, Hill International, Inc. and Ernst & Young LLP from Active Capital Trust PLC.

10.2	Director’s Irrevocable Undertaking, dated July 20, 2006, to Hill International SA, Hill International, Inc. and Ernst & Young LLP from Lord Lee of Trafford.

10.3	Irrevocable Undertaking, dated July 20, 2006, to Hill International SA, Hill International, Inc. and Ernst & Young LLP from Michael Conrad Charlton.

10.4	Director’s Irrevocable Undertaking, dated July 20, 2006, to Hill International SA, Hill International, Inc. and Ernst & Young LLP from Peter Bates.

10.5	Irrevocable Undertaking, dated July 20, 2006, to Hill International SA, Hill International, Inc. and Ernst & Young LLP from White Rose Nominees Limited.

10.6	Director’s Irrevocable Undertaking, dated July 20, 2006, to Hill International SA, Hill International, Inc. and Ernst & Young LLP from Roger Knowles.

10.7	Director’s Irrevocable Undertaking, dated July 20, 2006, to Hill International SA, Hill International, Inc. and Ernst & Young LLP from Wendy Knowles.

10.8	Irrevocable Undertaking, dated July 20, 2006, to Hill International SA, Hill International, Inc. and Ernst & Young LLP from Wynton Services Limited.

10.9	Director’s Irrevocable Undertaking, dated July 20, 2006, to Hill International SA, Hill International, Inc. and Ernst & Young LLP from Brian Stephen Quinn.

99.1	Press release of the Registrant dated July 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2006	HILL INTERNATIONAL, INC.

	By:	/s/ Irvin E. Richter
Name: Irvin E. Richter Title: Chairman and Chief Executive Officer